UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 25, 2013

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California		93243
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company announced today that it has hired Gregory S. Bielli to be the Company’s new President and Chief Operating Officer. Mr. Bielli, who is 53, will replace the Company’s current CEO, Robert A. Stine, when Mr. Stine retires at the end of this year. At that time Mr. Bielli will become the President and CEO. Mr. Bielli will join the Company in September and at the next Board of Director’s meeting will be elected to be a director and officer of the Company.

Mr. Bielli has nearly 25 years of experience in real estate, land acquisitions, development and financing. He comes to Tejon from Newland Communities, one of the nation’s largest and most successful master plan community developers. Mr. Bielli was President of Newland’s Western Region and was responsible for overseeing management of all operational aspects of Newland’s portfolio of master planned commercial and retail real estate projects and communities in the region. Mr. Bielli has worked with Newland Communities since 2006.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits

99.1	Press Release of the Company dated July 30, 2013, announcing that the Company hired Gregory S. Bielli to be the Company’s new President and CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2013	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, and Chief Financial Officer

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